Exhibit No. 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the inclusion in the Prospectus of this Registration Statement on Form SB-2 of our report dated September 25, 2002 related to the consolidated financial statements of SYS and Subsidiaries as of June 30, 2002 and 2001 and for the years then ended.  We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.

                                                                                                         J.H. COHN LLP

                                                                                                         San Diego, California
                                                                                                         March 24, 2003